UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2018

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6002 Rogerdale Road, Suite 600 Houston, Texas		77072
(Address of principal executive offices)		(Zip Code)

(713) 470-5300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On November 15, 2018, Tidewater Inc. (“Tidewater”) completed its previously-announced business combination (the “Business Combination”) with GulfMark Offshore, Inc. (“GulfMark”), and took various other related actions, as discussed further below in this Current Report on Form 8-K (“Current Report”).

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 2.01 regarding the GLF Warrants and the GLF Warrant Agreements is incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 15, 2018, pursuant to the terms and conditions of the previously-announced Agreement and Plan of Merger (the “Merger Agreement”), dated July 15, 2018, between Tidewater and GulfMark, the Business Combination was completed. The Business Combination was effected through a two-step reverse merger, pursuant to which (i) Gorgon Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Tidewater, merged with and into GulfMark, with GulfMark continuing as the surviving corporation and a wholly-owned subsidiary of Tidewater (the “First Merger”) and then, immediately afterwards, (ii) GulfMark merged with and into Gorgon NewCo, LLC, a Delaware limited liability company and wholly-owned subsidiary of Tidewater (“Gorgon”), with Gorgon continuing as the surviving entity and a direct, wholly-owned subsidiary of Tidewater.

As previously disclosed and pursuant to the terms and conditions of the Merger Agreement, upon the effective time of the First Merger (the “Closing”):

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each issued and then-outstanding share of GulfMark common stock, $0.01 par value per share (“GLF Common Stock”), was automatically converted into the right to receive 1.100 shares of Tidewater common stock, par value $0.001 per share (the “TDW Common Stock”), with cash paid in lieu of any fractional share; and

•

each then-outstanding GulfMark warrant (collectively, the “GLF Warrants”) was automatically converted into the right to receive 1.100 shares of TDW Common Stock upon payment to Tidewater of the applicable exercise price, subject to (i) all other terms and conditions of the applicable GLF Warrant Agreement (as defined below), including cash paid in lieu of any fractional share, and (ii) the limitations on foreign ownership set forth in Tidewater’s amended and restated certificate of incorporation (the “Tidewater charter”) intended to comply with the Jones Act (as defined below).

There are two series of GLF Warrants: (i) GLF Jones Act Warrants, which may be exercised at any time until November 14, 2042 for an exercise price of $0.01 per share, and (ii) GLF Equity Warrants, which may be exercised at any time until November 14, 2024 for an exercise price of $100.00 per share.

Each series of GLF Warrants is subject to a warrant agreement with substantially the same terms and conditions that applied to such warrant prior to the Closing, as assumed and amended by Tidewater effective upon the Closing (the “GLF Jones Act Warrant Agreement” and the “GLF Equity Warrant Agreement” and, collectively, the “GLF Warrant Agreements”). Although the GLF Warrants are immediately exercisable, the exercise of any GLF Warrants is subject to, among other things, the limitations on foreign ownership as set forth in the Tidewater charter that are intended to comply with the Merchant Marine Act of 1920 and the Shipping Act, 1916, as amended, and the rules and regulations promulgated thereunder (collectively, the “Jones Act”).

In addition, at the Closing, each GulfMark restricted stock unit that was outstanding and unvested immediately prior to the Closing (the “GLF RSUs”) was automatically converted into an award representing the right to receive 1.100 shares of Tidewater Common Stock, rounded down to the nearest whole number with cash paid in lieu of any fractional share, subject to vesting and the other terms and conditions applicable to such award immediately prior to the Closing. As described in greater detail under Item 5.02(e), Tidewater also assumed the shares remaining available for issuance under the legacy GulfMark Management Incentive Plan under which these GLF RSUs were granted.

Accordingly, as a result of the Business Combination, Tidewater (i) expects to deliver to GulfMark’s stockholders an approximate aggregate total of 8,464,290 shares of Tidewater Common Stock in exchange for shares of GulfMark Common Stock that were outstanding immediately prior to the Closing (including 39,850 shares issued in settlement of vested GulfMark restricted stock units); (ii) has reserved for issuance a maximum of 3,434,934 shares of Tidewater Common Stock for issuance upon the exercise of GLF Warrants (2,573,624 shares issuable upon the exercise of GLF Jones Act Warrants and 861,310 shares issuable upon the exercise of GLF Equity Warrants); and (iii) has reserved for issuance a maximum of 88,479 shares for issuance pursuant to the GLF RSUs.

The above-described shares of Tidewater Common Stock issued or reserved for issuance in connection with the Business Combination were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-227111) filed with the U.S. Securities and Exchange Commission (the “Commission”), and declared effective on October 16, 2018. The joint proxy statement/prospectus of Tidewater and GulfMark included in the registration statement on Form S-4, including the information incorporated by reference therein, (the “Joint Proxy Statement/Prospectus”), contains additional information about the above-described transactions. Because the shares of Tidewater Common Stock are issuable from time to time in the future upon the exercise of the GLF Warrants, these shares were also registered under the Securities Act pursuant to a registration statement on Form S-1 (File No. 33-228029) filed with the Commission and declared effective on November 15, 2018.

The foregoing descriptions of the Closing, the Merger Agreement, the Business Combination, the GLF Warrants, and the GLF Warrant Agreements do not purport to be complete and are qualified in their entirety, as applicable, by reference to (i) the other items of this Current Report, (ii) the Joint Proxy Statement/Prospectus, and (iii) the following documents, each of which is incorporated by reference into this Current Report: (a) the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report, (b) the full text of the

GLF Jones Act Warrant Agreement, which includes the original warrant agreement and the Assignment, Assumption and Amendment Agreement executed in connection with the Closing, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report, and (c) the full text of the GLF Equity Warrant Agreement, which includes the original warrant agreement and the Assignment, Assumption and Amendment Agreement executed in connection with the Closing, which are filed herewith as Exhibits 4.3 and 4.4, respectively, to this Current Report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    Appointment of New Directors. As contemplated by the Merger Agreement, effective upon the Closing, the size of the board of directors of Tidewater (the “Board”) was increased from seven to ten directors and the Board appointed Louis Raspino, Robert P. Tamburrino, and Kenneth Traub (collectively, the “GulfMark Designated Directors”) to fill the three newly-created directorships. As described in greater detail in Item 5.03, Tidewater’s bylaws, as amended and restated effective upon the Closing, require that, subject to applicable law and the directors’ fiduciary duties, each of the three GulfMark Designated Directors (or a replacement candidate as provided in the bylaws) be included in the slate of nominees recommended by the Board to the Tidewater stockholders for election as directors at the 2019 annual meeting of Tidewater stockholders (the “2019 Annual Meeting”).

The Board has determined that each of Messrs. Raspino and Traub is independent but Mr. Tamburrino is not, given that he served as a restructuring consultant to Tidewater for a four-month period following Tidewater’s restructuring. For these services, which concluded in November 2017, Mr. Tamburrino was paid a total of $175,800. Mr. Tamburrino provided similar consulting services to GulfMark, which concluded prior to the Closing. Mr. Raspino was appointed to serve on the Audit Committee, and Mr. Traub was appointed to serve on the Nominating and Corporate Governance Committee.

Each of the GulfMark Designated Directors will participate in Tidewater’s outside director compensation program described in Tidewater’s definitive proxy statement on Schedule 14A that was filed with the Commission on March 22, 2018. In addition, each of the GulfMark Designated Directors has rights to ongoing indemnification and insurance coverage as provided in the Merger Agreement and is expected to execute and receive the benefit of Tidewater’s standard form of indemnification agreement for directors and executive officers, a copy of which has been filed as Exhibit 10 to Tidewater’s Current Report on Form 8-K filed with the Commission on August 12, 2015.

(e)    Adoption of the GulfMark Management Incentive Plan. Effective as of the Closing, Tidewater assumed sponsorship of the GulfMark Management Incentive Plan (as amended effective as of the Closing, the “Legacy GLF Plan”), and also assumed the GLF RSUs (which were the only awards outstanding under the Legacy GLF Plan), the award agreements evidencing such awards, and the remaining shares available under the Legacy GLF Plan, as adjusted to reflect the exchange ratio, rounding the resulting number down to the nearest whole number of shares of Tidewater Common Stock.

Following the Closing, Tidewater may grant equity-based incentives under the Legacy GLF Plan with respect to up to 835,872 shares of Tidewater Common Stock to certain individuals who were not employees, officers, directors, and consultants of Tidewater immediately prior to the Closing. The Legacy GLF Plan will be administered by the compensation committee of the Board with respect to awards granted to employees and consultants of Tidewater and its subsidiaries and the nominating and corporate governance committee of the Board with respect to awards granted to Tidewater directors (each, as applicable, the “Committee”). The Committee may grant awards under the Legacy GLF Plan in the form of stock options, restricted stock, restricted stock units, or other cash- or equity-based awards.

The foregoing description of the Legacy GLF Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Legacy GLF Plan, which is filed as Exhibit 10.1 to, and incorporated by reference into, this Current Report.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective at the Closing, as required by the Merger Agreement, the Board amended Tidewater’s amended and restated by-laws to memorialize certain contractual commitments regarding the GulfMark Designated Directors (as amended and restated, the “Bylaws”). These protections will be in effect from the Closing until immediately prior to the annual meeting of Tidewater stockholders held in calendar year 2020 (the “Specified Period”).

Specifically, new Article VI of the Bylaws provides that, effective as of the Closing, the Board was expanded from seven to ten seats and each of the three GulfMark Designated Directors would be appointed to fill the three newly-created directorships. In addition, subject to certain limited exceptions, applicable law and the directors’ fiduciary duties, each of the three GulfMark Designated Directors (including any successor GulfMark Designated Directors appointed in accordance with the Bylaws) will be included in the slate of nominees recommended by the Board to the Tidewater stockholders for election as directors at the 2019 Annual Meeting, to serve as a director of Tidewater through the end of the Specified Period, subject in each case to his earlier death, resignation, disqualification or removal or the appointment or election of his successor as provided in the Bylaws. Tidewater must use no less rigorous efforts to solicit proxies in favor of the GulfMark Designated Directors than the manner in which it supports all other nominees proposed by the Board at the 2019 Annual Meeting.

Article VI of the Bylaws further provides that if (i) the Board determines in good faith that including a GulfMark Designated Director in the slate of nominees for election as a director at the 2019 Annual Meeting would be a breach of fiduciary duties under applicable legal requirements, or (ii) any GulfMark Designated Director resigns or is unable to serve for any other reason during the Specified Period, then, in each such case, the remaining GulfMark Designated Directors will select a replacement for such removed designee that is reasonably satisfactory to the Board. During the Specified Period, the Board may not modify, amend or repeal Article VI except by the affirmative vote of at least 85% of the Board.

The foregoing is a brief description of Tidewater’s Bylaws as they relate to the GulfMark Designated Directors and is qualified in its entirety by reference to the full text of the Bylaws, which are filed as Exhibit 3.1 to, and incorporated by reference into, this Current Report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 15, 2018, Tidewater held a special meeting of the stockholders (the “Special Meeting”). As of October 10, 2018, the record date for the Special Meeting, there were approximately 27,176,907 shares of Tidewater Common Stock outstanding. Of that number, 19,809,513 shares were represented in person or by proxy at the Special Meeting. The following proposals were presented at the Special Meeting:

Proposal 1:    Approval of the Tidewater issuance proposal.

The stockholders approved the Tidewater issuance proposal as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,531,620	16,984	260,909	—

Proposal 2:    Approval of the Tidewater adjournment proposal.

The stockholders approved the Tidewater adjournment proposal as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,736,497	2,898,184	174,832	—

Item 8.01	Other Events.

On November 15, 2018, Tidewater issued a press release announcing the completion of the Business Combination. A copy of the press release issued is filed as Exhibit 99.1 to, and is incorporated by reference into, this Item 8.01.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Tidewater notes that certain statements set forth in this Current Report provide other than historical information and are forward looking. The actual achievement of any forecasted results, or the unfolding of future economic or business developments in a way anticipated or projected by the company, involve numerous risks and uncertainties that may cause the company’s actual performance to be materially different from that stated or implied in the forward-looking statement. Among those risks and uncertainties, many of which are beyond the control of the company, include, without limitation, the risk that the cost savings and any other anticipated synergies from the transaction with GulfMark may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the possibility of litigation (related to the transaction); the diversion of management’s time from day-to-day operations by the transaction; new accounting policies and our consolidation activities; volatility in worldwide energy demand and oil and gas prices, and continuing depressed levels of oil and gas prices without a clear indication of if, or when, prices will recover to a level to support renewed offshore exploration activities; fleet additions by competitors and industry overcapacity; our limited capital resources available to replenish our asset base, including through acquisitions or vessel construction, and to fund our capital expenditure needs; uncertainty of global financial market conditions and potential constraints in accessing capital or credit if and when needed with favorable terms, if at all; changes in decisions and capital spending by customers in the energy industry and the industry expectations for offshore exploration, field development and production; consolidation of our customer base; loss of a major customer; changing customer demands for vessel specifications, which may make some of our older vessels technologically obsolete for certain customer projects or in certain markets; rapid technological changes; delays and other problems associated with vessel construction and maintenance; the continued availability of qualified personnel and our ability to attract and retain them; the operating risks normally incident to our lines of business, including the potential impact of liquidated counterparties; our ability to comply with covenants in our indentures and other debt instruments; acts of terrorism and piracy; integration of acquired businesses and entry into new lines of business; disagreements with our joint venture partners; significant weather conditions; unsettled political conditions, war, civil unrest and governmental actions, such as expropriation or enforcement of customs or other laws that are not well developed or consistently enforced; the risks associated with our international operations, including local content, local currency or similar requirements especially in higher political risk countries where we operate; interest rate and foreign currency fluctuations; labor changes proposed by international conventions; increased regulatory burdens and oversight; changes in laws governing the taxation of foreign source income; retention of skilled workers; enforcement of laws related to the environment, labor and foreign corrupt practices; the effects of asserted and unasserted claims and the extent of available insurance coverage; and the resolution of pending legal proceedings. Readers should consider all of these risk factors as well as other information contained in this report.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Tidewater intends to file historical consolidated financial statements of GulfMark no later than 71 calendar days after the date this Current Report is required to be filed.

(b)	Pro forma financial information.

Tidewater intends to file unaudited pro forma combined condensed financial information reflecting the Business Combination no later than 71 days after the date this Current Report is required to be filed.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 15, 2018, by and between Tidewater Inc. and GulfMark Offshore, Inc. (incorporated by reference herein to Exhibit 2.1 to Tidewater’s Form 8-K filed on July 16, 2018, File No. 1-6311).

3.1	Amended and Restated By-laws of Tidewater Inc., effective November 15, 2018 (incorporated by reference herein to Exhibit 3.2 to Tidewater’s Registration Statement on Form 8-A filed on November 15, 2018, File No. 1-6311).

4.1	Noteholder Warrant Agreement, dated as of November 14, 2017, between GulfMark Offshore, Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent.*

4.2	Assignment, Assumption and Amendment Agreement – Jones Act Warrants, dated as of and effective November 15, 2018, by and among GulfMark Offshore, Inc., Tidewater Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent.*

4.3	Equity Warrant Agreement, dated as of November 14, 2017, between GulfMark Offshore, Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent (incorporated by reference herein to Exhibit 4.1 to Tidewater’s Registration Statement on Form 8-A filed on November 15, 2018, File No. 1-6311).

4.4	Assignment, Assumption and Amendment Agreement – Equity Warrants, dated as of and effective November 15, 2018, by and among GulfMark Offshore, Inc., Tidewater Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent (incorporated by reference herein to Exhibit 4.2 to Tidewater’s Registration Statement on Form 8-A filed on November 15, 2018, File No. 1-6311).

10.1	Legacy GLF Management Incentive Plan (incorporated by reference herein to Exhibit 10.1 to Tidewater’s Registration Statement on Form S-8 filed on November 15, 2018, File No. 333-228401).

99.1	Press Release dated November 15, 2018, announcing completion of the Business Combination.*

*	Filed with this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By:	/s/ Bruce D. Lundstrom
Bruce D. Lundstrom
Executive Vice President, General Counsel and Secretary

Date: November 16, 2018

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